Exhibit 99.3

Consolidated Financial Statements

(Expressed in U.S. dollars)

TIMOTHY’S COFFEES OF

THE WORLD INC.

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

TIMOTHY’S COFFEES OF THE WORLD INC.

Balance Sheets

(Expressed in U.S. dollars)

	July 26, 2009	January 25, 2009
	(Unaudited)

Assets
Current assets:
Cash	$1,922,988	$1,234,163
Accounts receivable	6,861,306	7,302,250
Inventories (note 2)	7,328,764	3,696,666
Prepaid expenses	99,622	127,866
Income taxes receivable	67,561	434,543
Derivative assets (note 6)	633,769	—

	16,914,010	12,795,488

Loans receivable	133,984	138,151
Property and equipment (note 3)	8,695,429	6,975,261
Intangible assets	33,050,363	30,200,231
Deferred financing costs	1,568,110	1,314,132
Goodwill	17,729,890	15,580,155

	$78,091,786	$67,003,418

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$5,960,259	$4,081,850
Accrued liabilities	3,304,784	3,266,923
Interest payable on long-term debt	264,791	166,896
Derivative liabilities (note 6)	—	134,166
Current portion of long-term debt	722,424	2,266,691

	10,252,258	9,916,526

Long-term debt	20,364,761	17,911,793
Subordinated debt	17,103,419	14,820,210
Derivative liabilities (note 6)	610,643	626,394
Deferred income taxes	7,711,359	6,568,384

	56,042,440	49,843,307

Stockholder’s equity:
Capital stock	19,569,448	19,569,448
Additional paid-in capital	730,837	—
Retained earnings	2,432,277	871,175
Accumulated other comprehensive loss	(683,216)	(3,280,512)

	22,049,346	17,160,111

Basis of presentation (note 1)
Commitments and contingencies (note 8)
Subsequent events (note 9)

	$78,091,786	$67,003,418

See accompanying notes to consolidated financial statements.

On behalf of the Board:

Director	Director

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statements of Income

(Expressed in U.S. dollars)

(Unaudited)

Predecessor

	Thirteen weeks ended		Twenty-six weeks ended July 26, 2009	Nineteen weeks ended July 27, 2008	Seven weeks ended March 19, 2008
	July 26, 2009	July 27, 2008

Net sales	$16,004,859	$12,425,225	$34,571,813	$17,529,015	$7,557,390

Cost of sales	11,232,360	8,899,420	24,346,628	12,535,488	4,978,828

Gross profit	4,772,499	3,525,805	10,225,185	4,993,527	2,578,562

Operating expenses (income):
Administrative	2,788,921	1,919,155	4,599,325	2,652,876	1,316,956
Store and selling	1,100,698	760,703	1,724,611	1,044,329	446,714
Depreciation and amortization	869,613	800,111	1,412,887	1,064,454	71,055
Franchise royalties	(923,408)	(1,132,744)	(1,771,383)	(1,606,545)	(674,534)
Franchise fees	(63,157)	2,776	(106,511)	(15,101)	(19,289)
Store closures	66,696	10,722	102,204	12,214	196,359
Rent subsidies and lease terminations	57,706	34,179	146,271	99,084	44,024
Management fees (note 5)	209,670	174,326	484,823	246,559	—

	4,106,739	2,569,228	6,592,227	3,497,870	1,381,285

Operating income	665,760	956,577	3,632,958	1,495,657	1,197,277

Other income (expenses):
Other income	55,825	122,857	159,909	146,561	69,990
Interest and bank charges	(875,285)	(607,028)	(1,672,943)	(803,431)	(103,371)
Change in fair value of interest rate swaps	85,628	—	106,084	—	—
Change in fair value of coffee contracts	(34,072)	4,413	767,935	(52,511)	(337,472)

	(767,904)	(479,758)	(639,015)	(709,381)	(370,853)

Income (loss) before income taxes	(102,144)	476,819	2,993,943	786,276	826,424

Income taxes (recovery):
Current	371,500	204,409	1,081,768	316,771	456,578
Deferred	(132,329)	(51,976)	299,460	(21,339)	(226,341)

	239,171	152,433	1,381,228	295,432	230,237

Net income (loss)	$(341,315)	$324,386	$1,612,715	$490,844	$596,187

See accompanying notes to consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statements of Stockholder’s Equity

(Expressed in U.S. dollars)

Thirteen weeks and twenty-six weeks ended July 26, 2009

(Unaudited)

	Class A stock		Common stock		Special voting stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings (deficit)	Total stockholder's equity
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 25, 2009	1,100,000	$19,569,448	—	$—	—	$—	$—	$(3,280,512)	$871,175	$17,160,111
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	1,954,030	1,954,030
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	—	288,734	—	288,734

	—	—	—	—	—	—	—	288,734	1,954,030	2,242,764

Balance, April 26, 2009	1,100,000	19,569,448	—	—	—	—	—	(2,991,778)	2,825,205	19,402,875
Stock-based compensation	—	—	—	—	—	—	730,837	—	—	730,837
Dividends	—	—	—	—	—	—	—	—	(51,613)	(51,613)

Comprehensive income:
Loss for the period	—	—	—	—	—	—	—	—	(341,315)	(341,315)
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	—	2,308,562	—	2,308,562

	—	—	—	—	—	—	—	2,308,562	(341,315)	1,967,247

Balance, July 26, 2009	1,100,000	$19,569,448	—	$—	—	$—	$730,837	$(683,216)	$2,432,277	$22,049,346

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statements of Stockholder’s Equity (continued)

(Expressed in U.S. dollars)

Thirteen weeks and twenty-six weeks ended July 27, 2008

(Unaudited)

	Class A stock		Common stock		Special voting stock		Accumulated other comprehensive income (loss)	Retained earnings (deficit)	Total stockholder's equity
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 27, 2008	—	$—	100	$24,762	2,790,000	$1,913,272	$778,720	$3,780,672	$6,497,426
Comprehensive income:
Net income	—	—	—	—	—	—	—	596,187	596,187
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	(61,923)	—	(61,923)

	—	—	—	—	—	—	(61,923)	596,187	534,264

Balance, March 19, 2008	—	—	100	24,762	2,790,000	1,913,272	716,797	4,376,859	7,031,690
Retained earnings and accumulated other comprehensive income eliminated on acquisition	—	—	—	—	—	—	(716,797)	(4,376,859)	(5,093,656)
Stock cancellation in connection with acquisition	—	—	(100)	(24,762)	(2,790,000)	(1,913,272)	—	—	(1,938,034)
Stock issuance and conversion on amalgamation	1,000,000	17,813,848	—	—	—	—	—	—	17,813,848

Comprehensive income:
Net income	—	—	—	—	—	—	—	166,458	166,458
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	7,508	—	7,508

	—	—	—	—	—	—	7,508	166,458	173,966

Balance, April 26, 2008	1,000,000	17,813,848	—	—	—	—	7,508	166,458	17,987,814
Comprehensive income:
Net income	—	—	—	—	—	—	—	324,386	324,386
Translation adjustment from functional to reporting currency	—	—	—	—	—	—	9,430	—	9,430

	—	—	—	—	—	—	9,430	324,386	333,816

Balance, July 27, 2008	1,000,000	$17,813,848	—	$—	—	$—	$16,938	$490,844	$18,321,630

See accompanying notes to consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

(Unaudited)

Predecessor

	Twenty-six weeks ended July 26, 2009	Nineteen weeks ended July 27, 2008	Seven weeks ended March 19, 2008

Cash provided by (used in):

Operating activities:
Net income	$1,612,715	$490,844	$596,187
Items not involving cash:
Depreciation of property and equipment	779,024	580,229	232,720
Amortization of deferred financing costs	(64,418)	—	—
Amortization of intangible assets	1,156,851	918,390	—
Stock option expense	730,837	—	—
Change in fair value of derivative assets and liabilities	(874,019)	52,511	337,472
Deferred income taxes	299,460	(21,339)	(226,341)
Interest capitalized on long-term debt	303,090	797,459	—
Loss on sale of property and equipment	5,604	—	166,321
Changes in non-cash operating working capital:
Accounts receivable	1,305,989	683,898	123,795
Inventories	(2,833,048)	(570,109)	(850,322)
Prepaid expenses	37,948	(25,723)	43,957
Accounts payable	1,195,823	(1,753,996)	802,211
Accrued liabilities	(371,173)	(627,099)	1,703,532
Income taxes payable/recoverable	311,152	(298,240)	(1,363,988)
Interest payable on long-term debt	71,708	—	—

	3,667,543	226,825	1,565,544

Financing activities:
Long-term debt	—	38,904,757	—
Repayment of long-term debt	(1,689,342)	—	—
Repayment of amount due to parent company	—	—	(1,643,382)
Interest paid to parent company	—	(625,801)	(1,323,518)
Bank indebtedness	—	1,971,612	—
Issuance of Class A common shares	—	17,813,848	—
Dividends	(51,613)	—	—

	(1,740,955)	58,064,416	(2,966,900)

Investing activities:
Business acquisition, net of cash acquired of $336,188	—	(55,736,673)	—
Loans receivable, net	21,028	—	(16,817)
Proceeds on sale of property and equipment	298,920	52,971	2,618
Purchase of property and equipment	(1,770,026)	(1,627,764)	(120,014)

	(1,450,078)	(57,311,466)	(134,213)

Effect of exchange rate changes on cash	212,315	3,957	(202,911)

Increase (decrease) in cash	688,825	983,732	(1,738,480)

Cash, beginning of period	1,234,163	—	2,074,668

Cash, end of period	$1,922,988	$983,732	$336,188

Supplemental cash flow information:
Cash paid for interest	$1,392,629	$625,801	$1,323,518
Cash paid for income taxes	769,062	2,530,256	—

See accompanying notes to consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

Timothy’s Coffees of the World Inc. (the “Company”) is a Canadian wholly owned subsidiary of World Coffee Group S.à.r.l. (Luxembourg). The Company’s principal business is the purchase and roasting of high quality coffee beans which are sold to corporate retail stores, franchises and wholesale customers.

On March 20, 2008, all of the common shares and special voting shares of the Company were purchased by Sun Capital Partners V, L.P. (“SCP”), through 2161001 Ontario Inc. (the “Acquirer”), a holding company created for the purposes of the transaction. Prior to the closing of the transaction, amounts due to the parent company were fully repaid in cash. Immediately thereafter, the Acquirer amalgamated with the Company and its wholly owned subsidiary, Timothy’s World Coffee Inc. (the “Predecessor”), and all outstanding shares were cancelled. The amalgamated company continued as Timothy’s Coffees of the World Inc.

1.	Basis of presentation:

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the accounting principles and methods of application disclosed in the Prior Years’ Financial Statements (defined below), except as described in note 1(a) below. They do not include all of the information and footnotes required by GAAP for annual financial statements and should be read in conjunction with the Prior Years’ Financial Statements (defined below).

In the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial data have been included. Results from operations for the twenty-six week period ended July 26, 2009 are not necessarily indicative of the results that may be expected for the fiscal year ending January 31, 2010.

These consolidated financial statements include the accounts of Timothy’s Coffees of the World Inc. (the “Successor”), as formed by virtue of the acquisition and amalgamation described above for the interim Successor period from January 26, 2009 to July 26, 2009 and the interim period from March 20, 2008, date of acquisition and amalgamation, to July 27, 2008. The financial statements include the consolidated accounts of the Predecessor for the interim Predecessor period from January 28, 2008 to March 19, 2008.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

1.	Basis of presentation (continued):

The January 25, 2009 balance sheet data was derived from the financial statements for the period from March 20, 2008 (date of acquisition and amalgamation) to January 25, 2009, the period from January 28, 2008 to March 19, 2008 of the Predecessor and the year ended January 27, 2008 of the Predecessor (the “Prior Years’ Financial Statements”), but does not include all disclosures required by GAAP. For further information, refer to the Prior Years’ Financial Statements. The significant accounting principles adopted by the Company are described in the Prior Years’ Financial Statements. These accounting policies are consistent with those followed by the Predecessor during the relevant periods presented, unless otherwise stated. The consolidated financial statements presented for the twenty-six weeks ended July 26, 2009 and nineteen weeks ended July 27, 2008 are not comparable in all respects to the financial statements of the seven weeks ended March 19, 2008 of the Predecessor as a result of the transaction described above.

The Company’s functional currency is the Canadian (“CDN”) dollar. The Company’s reporting currency is the U.S. dollar. For reporting purposes, the Company uses the current rate method to translate the CDN dollar results into U.S. dollars for both the current and prior periods.

(a)	Accounting changes:

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires entities that utilize derivative instruments to provide qualitative disclosures about their objectives and strategies for using such instruments, as well as any details of credit-risk-related contingent features contained within derivatives. SFAS 161 also requires entities to disclose additional information about the amounts and location of derivatives located within the financial statements, how the provisions of SFAS 133 have been applied, and the impact that hedges have on an entity’s financial position, financial performance and cash flows. The Company adopted SFAS 161 effective January 26, 2009.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

1.	Basis of presentation (continued):

In April 2009, the FASB issued FASB Staff Position (“FSP”) FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP is effective for interim reporting periods ending after June 15, 2009. The Company adopted these standards for the period ended July 26, 2009.

In May 2009, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 165, Subsequent Events (“SFAS 165”). SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009 and should be applied prospectively. It establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted this new standard in the current quarter and the adoption did not have a material impact on the consolidated financial statements.

The Company evaluated all subsequent events through the date and time these consolidated financial statements were issued on December 15, 2009. Subsequent events have been disclosed in note 9.

(b)	Recently issued accounting pronouncements:

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 (“SFAS 168”). SFAS 168 became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. It identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS 168 is effective for the Company in the third quarter of 2009. There will be no impact on our financial statements upon adoption; however, this standard will impact the financial reporting as the Company begins to use the new codification when referring to GAAP in its consolidated financial statements.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

2.	Inventories:

	July 26, 2009	January 25, 2009
	(Unaudited)

Raw materials and supplies	$3,812,339	$2,332,134
Finished goods	3,516,425	1,364,532

	$7,328,764	$3,696,666

3.	Property and equipment:

July 26, 2009 (unaudited)	Cost	Accumulated depreciation	Net book value

Machinery and equipment	$8,862,087	$1,741,235	$7,120,852
Furniture and fixtures	155,560	29,953	125,607
Store equipment	614,919	86,042	528,877
Leasehold improvements	1,155,915	235,822	920,093

	$10,788,481	$2,093,052	$8,695,429

January 25, 2009	Cost	Accumulated depreciation	Net book value

Machinery and equipment	$6,510,446	$953,402	$5,557,044
Furniture and fixtures	127,589	18,979	108,610
Vehicles	5,093	1,340	3,753
Store equipment	699,950	32,248	667,702
Leasehold improvements	757,111	118,959	638,152

	$8,100,189	$1,124,928	$6,975,261

Depreciation of machinery and equipment amounted to $276,389 and $522,988 for thirteen weeks and twenty-six weeks ended July 26, 2009, respectively, and is recorded in cost of sales. Depreciation of machinery and equipment amounted to $352,821, $434,165 and $161,666 for thirteen weeks and nineteen weeks ended July 27, 2008 and seven weeks ended March 19, 2008, respectively, and is recorded in cost of sales. The remainder of depreciation is recorded in operating expenses.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

4.	Stock compensation plans:

On July 2, 2009, the directors of the Company approved a stock option plan (the “2009 Stock Option Plan”) to govern the granting of stock options to acquire Class B shares to eligible employees of the Company. In connection with this plan, the Company reserved for issuance 110,000 Class B shares in the capital of the Company. The term of each option granted pursuant to the 2009 Stock Option Plan shall be such term as is established by the Board of Directors however, the term of each option granted shall be for a period not to exceed 10 years from the date of grant, or earlier if employment terminates. The 2009 Stock Option Plan also provides a cash-out payment provision however, the ability for an option holder to exercise this option is at the discretion of the Company.

On July 2, 2009, the Company granted 68,500 options under the plan. A portion of the options vests immediately and the remainder vests annually over various dates until 2013. Each grant agreement contains an accelerated vesting provision upon a change in control. In addition, the grant agreements have exercisability conditions which state that the options are not exercisable until the earlier of:

(a)	10 year anniversary date;

(b)	Immediately prior to a change in control; and

(c)	Date of employment termination.

Stock option activity is summarized as follows:

	Number of options	Weighted average exercise price	Contractual term
		CDN

Outstanding at January 25, 2009	—	$—	—
Granted	68,500	18.27	10 years

Outstanding at July 26, 2009	68,500	18.27	9.9 years

Exercisable at July 26, 2009	—	$18.27	9.9 years

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

4.	Stock compensation plans (continued):

SFAS No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. For stock-based awards granted, the Company recognizes compensation expense based on an estimated grant date fair value using the Black-Scholes option pricing model. The Company estimates forfeiture rates based on historical turnover experience and future expectations and accrues compensation costs accordingly.

Since the Company’s stock is not publically traded and is rarely traded privately, expected volatility is computed based on average historical volatility of similar entities with publicly traded stock. The expected life of options is estimated based on the options’ vesting periods, contractual lives and an analysis of the Company’s historical experience. The risk-free rate for the expected term of the option is based on the Treasury Bill yield curve in effect at the time the award is granted.

The following valuation assumptions were used for grants issued in the twenty-six weeks ended July 26, 2009: an expected life averaging six months; an expected volatility of 40%; no dividend yield; and a risk-free interest rate averaging 0.3%. The weighted-average fair value of options granted during the twenty-six weeks ended July 26, 2009, was CDN $63.00 per share.

For the thirteen weeks and twenty-six weeks ended July 26, 2009, income before income taxes was reduced by stock compensation expense of CDN $844,000.

Total unrecognized share-based compensation cost related to unvested stock options expected to vest was approximately CDN $3,471,500 as of July 26, 2009, which relates to approximately 57,000 shares. This unrecognized cost is expected to be recognized over a weighted average period of approximately four years at July 26, 2009, before considering the impact of the acquisition described in note 9.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

5.	Related party transactions:

Management fees of $209,670 and $484,823 were charged by companies related to the Company’s ultimate parent, SCP, during the thirteen weeks and twenty-six weeks ended July 26, 2009, respectively. Management fees of $174,326, $246,559 and nil were charged during the thirteen weeks and nineteen weeks ended July 27, 2008 and seven weeks ended March 19, 2008, respectively.

6.	Derivative instruments and hedging:

The Company uses interest rate swaps to reduce interest rate risk on its variable rate debt. In October 2008, the Company entered into two separate floating-to-fixed interest rate swap contracts with a combined notional amount of CDN $15,000,000 to manage the interest rate variability arising on $15,000,000 of the outstanding term debt. The swaps effectively fix the floating interest rate on CDN $15,000,000 of the outstanding debt to a fixed rate of 3.34% plus stamping fees. The swaps have an effective date of October 31, 2008 and expire on October 31, 2011.

The Company also enters into coffee forwards and fixed price forward contracts to reduce price risk associated with its coffee purchase commitments. At July 26, 2009, the Company is committed to purchase 1,067,765 pounds of green coffee for approximately $1,315,200 and 2,361,311 pounds of differential-based coffee for approximately $4,159,700 under forward commodity contracts and 1,548,997 pounds of differential-based coffee under fixed price contracts for approximately $3,008,100. The contracts’ settlement periods range in length and extend through to May 2010.

In addition, the Company enters into foreign exchange forward contracts to reduce price risk associated with forecasted sales denominated in foreign currencies. At July 26, 2009, the Company has outstanding foreign exchange forward contracts to sell $1,200,000 for settlement between August 2009 and December 2009.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

6.	Derivative instruments and hedging (continued):

These derivative instruments do not qualify for hedge accounting under SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities, and, as such, the fair values of these derivative instruments are recorded in derivative assets and liabilities and the change in fair value of these derivative instruments are recorded directly to income. At July 26, 2009, the combined fair value of the liability for the interest rate swaps was $610,643. The combined fair value of the asset for the coffee derivative contracts was $633,769 at July 26, 2009. At July 26, 2009, the outstanding foreign exchange forward contracts had nominal value.

7.	Financial instruments:

(a)	Fair values of financial instruments:

The fair values of the Company’s cash, accounts receivable, accounts payable, accrued liabilities and interest payable on long-term debt approximate their carrying amounts due to the relatively short periods to maturity of the financial instruments.

The fair values of loans receivable approximate their carrying values as the rate of interest being earned is not significantly different from the rates at which the Company would extend loans currently.

The fair values of long-term debt and subordinated debt approximate their carrying values as the terms and conditions of the borrowing arrangements are comparable to current market terms and conditions.

The fair values of derivative instruments are described in note 6.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

7.	Financial instruments (continued):

(b)	Fair value hierarchy:

Effective January 28, 2008, the Company adopted certain provisions of FASB SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework and prescribes methods for measuring fair value and outlines the additional disclosure requirements on the use of fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. SFAS 157 applies when another standard requires or permits assets or liabilities to be measured at fair value. Accordingly, SFAS No. 157 does not require any new fair value measurements. As of January 26, 2009, the Company adopted the remaining provisions of SFAS No. 157 relating to non-financial assets and liabilities that are not recognized or disclosed at fair vale on a recurring basis. The adoption of these remaining provisions did not have an impact on these financial statements.

Assets and liabilities measured at fair value at July 26, 2009 in the financial statements are summarized below:

Description	Carrying value	Level 1	Level 2	Level 3	Balance sheet classification

Interest rate swaps	$610,643	$—	$610,643	$—	Derivative liabilities - long-term
Coffee contracts	633,769	—	633,769	—	Derivative assets - current

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

8.	Commitments and contingencies:

The Company leases retail stores and office space under operating leases expiring through April 2020. The leases provide for minimum annual payments and, in some cases, additional amounts based on sales together with taxes and other occupancy costs. Future minimum payments, by year and in the aggregate, under operating leases with initial or remaining terms of one year or more consist of the following:

2010	$524,000
2011	819,000
2012	706,000
2013	673,000
2014	704,000
Thereafter	1,487,000

$4,913,000

In addition, the Company is named on the head leases of its franchisees. At July 26, 2009, the maximum contingent liability is approximately $27,410,000.

From time to time, the Company is a defendant in actions brought against it in connection with its operations. While it is not possible to estimate the outcome of such proceedings at this time, management is of the opinion that the outcome of these uncertainties will not have a material adverse effect on the Company’s financial position.

TIMOTHY’S COFFEES OF THE WORLD INC.

Notes to Consolidated Financial Statements (continued)

(Expressed in U.S. dollars, unless otherwise noted)

Thirteen weeks and twenty-six weeks ended July 26, 2009,

thirteen weeks and nineteen weeks ended July 27, 2008 and

seven weeks ended March 19, 2008 of the Predecessor

(Unaudited)

9.	Subsequent events:

On November 13, 2009, a wholly owned subsidiary of Green Mountain Coffee Roasters, Inc. (“GMCR”) entered into a share purchase agreement (the “Purchase Agreement”) pursuant to which it acquired the wholesale coffee and beverages business of the Company. Under the terms of the Purchase Agreement by and among GMCR, Timothy’s Acquisition Corporation (“Buyer Subsidiary”), the Company and World Coffee Group S.à.r.l. (Luxembourg) (the “Seller”), the Buyer Subsidiary acquired all of the issued and outstanding stock of the Company from the Seller for an aggregate cash purchase price of approximately $157,000,000, subject to adjustment. The purchase price is subject to a working capital adjustment and certain other adjustments to be calculated within 120 days of November 13, 2009. The Purchase Agreement requires the Buyer Subsidiary to repay the Company’s outstanding long-term debt and subordinated debt on closing. In addition, the Purchase Agreement requires the payment of all cash-out payment amounts exercised by the option holders in connection with the Company’s 2009 Stock Option Plan prior to closing. All option holders elected to exercise their rights under the cash-out payment provision. The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for certain breaches of representations, warranties and covenants and other specified matters.

Immediately prior to the execution of the Purchase Agreement, the Company’s retail business and assets related thereto were purchased by Threecaf Brands Canada, Inc. (“TBC”), an affiliate of Bruegger’s Enterprises, Inc. (“BEI”), for an aggregate purchase price of approximately $4,000,000 including the assumption of certain liabilities pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated as of November 13, 2009 by and among the Company, TBC, BEI and Bagel Acquisition Corp. (“BAC”). As consideration for the purchase price, the Company received a demand promissory note from TBC. The note was then assigned to the Company’s parent. TBC will continue to operate the Company’s retail business and has entered into transition services, license and supply agreements with the Company governing the business relationship between TBC and the Company. Under the Asset Purchase Agreement, TBC, BEI and BAC have agreed to indemnify GMCR and the Company from any liabilities arising from the Company’s retail leases, franchise agreements and other retail-related matters.